Exhibit 1.1

KKR REAL ESTATE FINANCE TRUST INC.

$100,000,000 of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: February 22, 2019

i

EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Significant Subsidiaries of the Company
Exhibit D-1	–	Form of Opinion of Company Counsel
Exhibit D-2	–	Form of Negative Assurance Letter of Company Counsel
Exhibit E	–	Form of Tax Counsel Opinion
Exhibit F	–	Form of Maryland Counsel Opinion
Exhibit G-1	–	Company Officers’ Certificate
Exhibit G-2	–	Manager Officers’ Certificate
Exhibit H	–	Issuer Free Writing Prospectus

Schedule 40		Taxable REIT Subsidiaries

ii

KKR Real Estate Finance Trust Inc.

$100,000,000 of Common Stock

EQUITY DISTRIBUTION AGREEMENT

February 22, 2019

Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

KKR Capital Markets LLC
9 West 57th Street
Suite 4200
New York, New York 10019

Ladies and Gentlemen:

KKR Real Estate Finance Trust Inc., a Maryland corporation (the “Company”), and KKR Real Estate Finance Manager LLC, a Delaware limited liability company (the “Manager”), each, severally and not jointly, confirm their respective agreements (this “Agreement”) with Wells Fargo Securities, LLC (“Wells Fargo Securities”), Goldman Sachs & Co. LLC (“Goldman Sachs”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and KKR Capital Markets LLC (“KKR Capital Markets” and, together with Wells Fargo Securities, Goldman Sachs and Morgan Stanley, in their capacities as agent and/or principal under this Agreement, each an “Agent” and collectively, the “Agents”), as follows:

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents, acting as agent and/or principal, shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate sale price of up to $100,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agents shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Agents will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Securities. The Company agrees that whenever it determines to sell Securities directly to an Agent as principal it will enter into a separate written agreement containing the terms and conditions of such sale.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “1933 Act”), with the Commission a registration statement on Form S-3 (File No. 333-226167) (as amended, the “July Registration Statement”) and a registration statement on Form S-3 (File No. 333-229043) (the “December Registration Statement”), including a base prospectus, which pursuant to Rule 429 relates to each of the July Registration Statement and the December Registration Statement, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “1934 Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”; provided that, to the extent the Company files with the Commission after the date hereof a new prospectus supplement relating to the Securities, any reference in this Agreement to the “Prospectus Supplement” shall instead be deemed to be a reference to such new prospectus supplement, mutatis mutandis) to the base prospectus included as part of such registration statements. The Company will furnish to the Agents, for use by the Agents, copies of the base prospectus included as part of such registration statements, as supplemented by the Prospectus Supplement, relating to the Securities. The “Registration Statement,” as of any time, means such registration statements, collectively, as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B; provided, however, that the “Registration Statement” without reference to a time means such registration statements as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify one Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales of Securities are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales of Securities may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company or the Manager, on behalf of the Company, set forth on Exhibit B (with a copy to each of the other individuals from the Company or the Manager, as applicable, listed on such Exhibit B), and shall be addressed to each of the individuals from such Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time by written notice as hereinafter specified to all parties. If such Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company or the Manager, as applicable, wishes to accept amended terms, such Agent will, prior to 4:30 p.m. (New York City time) on the Trading Day (as defined below) following the Trading Day on which such Placement Notice is delivered to such Agent, issue to the Company or the Manager, as applicable, a notice by email (or another method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company or the Manager, as applicable, and such Agent set forth on Exhibit B) setting forth the terms that such Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or such Agent until the Company or the Manager, on behalf of the Company, delivers to such Agent an acceptance by email (or another method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company or the Manager, as applicable, and such Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company or the Manager, as applicable, of such Agent’s acceptance of the terms of the Placement Notice or upon receipt by such Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) the time period during which sales were to be made as set forth in the Placement Notice expired, (iii) in accordance with the Placement Notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (v) this Agreement has been terminated under the provisions of Section 14 or (vi) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. Except as otherwise agreed between the Company and an Agent, such Agent’s commission for any Securities sold through such Agent pursuant to this Agreement shall be at a mutually agreed rate, not to exceed 2.00%, of the actual sales price of such Securities, which commission shall be as set forth in or confirmed by, as the case may be, the applicable Acceptance; provided, however, that such commission shall not apply when an Agent acts as principal, in which case such commission or a discount shall be set forth in a separate written agreement containing the terms and conditions of such sale. It is expressly acknowledged and agreed that neither the Company nor any Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company or the Manager, on behalf of the Company, delivers a Placement Notice to an Agent and either (i) such Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company or the Manager, on behalf of the Company, accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

The Company agrees that it will only deliver one Placement Notice, and there will only be one effective Placement Notice (as amended by the corresponding Acceptance, if applicable), on any Trading Day.

SECTION 3. Sale of Placement Securities by Agents.

Subject to the provisions of Section 6(a), each Agent, as applicable, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to such Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by such Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), each Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock, to or through a market maker, in block transactions or by any other method permitted by law, at prices related to the prevailing market prices or at negotiated prices. Subject to the terms of the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), each Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling Placement Securities, and (ii) no Agent will incur liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

SECTION 4. Suspension of Sales.

The Company or an Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5. Representations and Warranties.

(a)          Representations and Warranties by the Company. The Company represents and warrants to each Agent as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with each Agent, as follows:

(1)          Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act, any Rule 462(b) Registration Statement has become effective under the 1933 Act or will become effective under the 1933 Act prior to the time of any sale of Securities pursuant to such Rule 462(b) Registration Statement, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The July Registration Statement was initially filed with the Commission on August 2, 2018 and the December Registration Statement was initially filed with the Commission on December 27, 2018.

At the respective times that the Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Prospectus and any amendments or supplements thereto filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424, or delivered to the Agents for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicts with the information contained in the Registration Statement or the Prospectus that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in the preceding paragraphs of this Section 1(a)(1) do not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Company by the Agents through the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents as aforesaid consists of the information described as such in Section 11(b) hereof.

At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), at the time the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Agents in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Agents, and any similar terms, include, without limitation, electronic delivery.

(2)          Independent Accountants. Deloitte & Touche LLP, the accountants who certified the financial statements and any supporting schedules incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(3)          Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply as to form in all material respects with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations, or the 1934 Act and the 1934 Act Regulations, as applicable. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein in all material respects. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained or incorporated by reference in the Registration Statement and the Prospectus comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

(4)          No Material Adverse Change in Business. Except as otherwise disclosed therein, since the date of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”), and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(5)          Good Standing of the Company. The Company (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland; (ii) has power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and (iii) is duly qualified as a foreign corporation to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in cases of clauses (ii) and (iii), where the failure to have such power and authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(6)          Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (i) has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization; (ii) has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement or the Prospectus; and (iii) is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the cases of clauses (ii) and (iii), where the failure to have such power and authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. The only “significant subsidiaries” of the Company are the subsidiaries listed on Exhibit C hereto and Exhibit C accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively.

(7)          Capitalization. The Company has an authorized capitalization as set forth in the Prospectus, and shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. The Company does not have any outstanding debt or preferred equity securities that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).

(8)          Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(9)          Authorization of Securities. The Securities to be sold by the Company under this Agreement have been duly authorized for issuance and sale to the Agents pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable; and the issuance and sale of the Securities to be sold by the Company under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(10)         Description of Capital Stock. The capital stock of the Company conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus.

(11)       Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its Organizational Documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except in the case of clause (ii), for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations under this Agreement do not and will not, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (ii) except as would not reasonably be expected to result in a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.

(12)        Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(13)        Accuracy of Descriptions and Exhibits. The information in the Prospectus under the captions “Description of Capital Stock” and “Material U.S. Federal Income Tax Considerations,” the information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as amended, under the captions “Risk Factors—Risks Related to Our REIT Status and Certain Other Tax Considerations,” “Risk Factors—Risks Related to Our Company—Avoiding the need to register under the Investment Company Act imposes significant limits on our operations. Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act,” “Item 3. Legal Proceedings” and “Item 13. Certain Relationships and Related Party Transactions, and Director Independence,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(14)        Intellectual Property. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) the Company and its subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know‑how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted and as described in the Registration Statement and the Prospectus; (ii) neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Company or any subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement or the Prospectus, infringe or violate, any Intellectual Property of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; and (iv) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Company or any subsidiary, all such agreements are in full force and effect, and the Company is unaware of any event or condition that has occurred or exists that gives or, with notice or passage of time or both, would give any person the right to terminate any such agreement.

(15)        Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the authorization, execution, delivery or performance by the Company of this Agreement, for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Securities to be sold by the Company pursuant to this Agreement, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and except that no representation is made as to such as may be required under state or foreign securities laws.

(16)        Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(17)        Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by any of them (if any) and good title to all other properties owned by any of them, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement and the Prospectus or (b) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all real property, buildings and other improvements, and all equipment and other property, held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries have good and marketable title to the portfolio of commercial real estate debt investments described in the Registration Statement and the Prospectus, except for those commercial real estate debt investments that have conditionally been assigned to a lender/buyer counterparty pursuant to a master repurchase agreement, in respect of which the Company has a binding and enforceable right to repurchase such debt investments from such lender/buyer counterparty, subject to and in accordance with the terms of that repurchase agreement.

(18)        Investment Company Act. Neither the Company nor any of its subsidiaries is, and upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom as described in the Prospectus under the caption “Use Of Proceeds,” will be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the 1940 Act), in each case, that is required to register under the 1940 Act.

(19)         Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws to conduct the business now operated by them and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(20)        Absence of Registration Rights. There are no persons with (A) registration rights or other similar rights to have any securities (debt or equity) (i) registered pursuant to the Registration Statement, except as required by or pursuant to the Amended and Restated Registration Rights Agreement, dated as of September 29, 2016, among KKR Real Estate Finance Trust Inc., KKR Fund Holdings L.P. and the other investors party thereto (the “Registration Rights Agreement”), or (ii) included in the offering contemplated by this Agreement or (B) co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement, except for such rights under the Registration Rights Agreement that have been waived.

(21)         NYSE. The outstanding shares of Common Stock have been approved for listing on the NYSE.

(22)         Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(23)        Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(24)         Accounting and Disclosure Controls. The Company and its subsidiaries, on a consolidated basis, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in Registration Statement and the Prospectus is accurate. The Company is not aware of any material weakness in its internal controls over financial reporting. The Company and its subsidiaries, on a consolidated basis, maintain “disclosure controls and procedures” as such term is defined in Rule 13a‑15 of the 1934 Act Regulations. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(25)         Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith with which any of them is required to comply.

(26)         Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(27)         Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(28)         Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included or incorporated by reference in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and accurately reflect the materials upon which such data is based or from which it was derived.

(29)         No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of its subsidiaries, in each case acting on behalf of the Company or any of its subsidiaries, is aware of or has taken, directly or indirectly, any action that has resulted or would result in a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance with the FCPA. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering of Securities for the purpose of funding or facilitating offering, paying, promising to pay or authorizing the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(30)        Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

(31)         No Conflicts with Sanction Laws. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employees or agents of the Company or its subsidiaries, in each case acting on behalf of the Company or any of its subsidiaries is, or is owned or controlled by one or more persons that are, (a) currently the subject of any sanctions administered or enforced by the U.S. Government (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) or any other applicable sanctions authority (collectively, “Sanctions”), or (b) located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or, to the knowledge of the Company, indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) for the purpose of funding or facilitating any activities of or any business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that could result in a violation by any person (including any person participating in the offering of the Securities, whether as an underwriter, agent, advisor, investor or otherwise) of any Sanctions.

(32)         ERISA Compliance. None of the following events has occurred or exists or is reasonably likely to occur: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; (iv) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (v) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (vi) any event or condition giving rise to a liability under Title IV of ERISA; or (vii) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to his, her or their employment, except in each case with respect to the events set forth in clauses (i) through (vii), as would not reasonably be expected, individually or in the aggregate with any other event set forth in clauses (i) through (vii), to result in a Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all members of an “affiliated service group” that together with the Company are (A) treated as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) or (B) under common control within the meaning of Section 4001(a)(14) of ERISA may have any liability.

(33)         Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Agents hereunder.

(34)        No Restrictions on Dividends. No subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except as described in the Registration Statement and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect.

(35)        Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for discounts and commissions payable to the Agents in connection with the sale of the Securities pursuant to this Agreement.

(36)          Proprietary Trading by Agents. The Company acknowledges and agrees that each of the Agents has informed the Company that such Agent may, to the extent permitted under the 1933 Act and the 1934 Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by such Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(37)          Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2014, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and all applicable regulations under the Code, and its form of organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code, and the Company, after reasonable inquiry and diligence, does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT at any time. Each of the Company’s corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code, and the Company, after reasonable inquiry and diligence, is not aware of any fact that could negatively impact such qualification. Each of the Company’s subsidiaries that is not a “taxable REIT subsidiary” is a disregarded entity or a partnership for U.S. federal income tax purposes. Each of the Company’s subsidiaries listed on Schedule 40 hereto are subsidiaries of the Company that are “taxable REIT subsidiaries” within the meaning of Section 856(l) of the Code. The Company has no other “taxable REIT subsidiaries” as of the date hereof. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement and the Prospectus are true, complete and correct in all material respects and no deviation from such proposed method of operation is currently contemplated.

(38)          Management Agreement. The Third Amended and Restated Management Agreement, dated as of May 5, 2017, between the Company and the Manager (the “Management Agreement”), constitutes a valid and binding agreement of the Company and the Manager enforceable against the Company and the Manager in accordance with its terms.

(39)         Cybersecurity; Data Protection. (i) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptant; (ii) the Company and its subsidiaries have implemented and maintained controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification; except, in the case of the foregoing clauses (i), (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)          Representations and Warranties by the Manager. The Manager represents and warrants to each Agent as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with each Agent, as follows:

(1)          Good Standing; Power and Authority. The Manager (i) has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; (ii) has power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and (iii) is duly qualified as a foreign corporation to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except in cases of clauses (ii) and (iii), where the failure to have such power and authority or to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the earnings, business, operations or condition (financial or other) of the Manager (a “Manager Material Adverse Effect”).

(2)          Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Manager.

(3)          Absence of Defaults and Conflicts. The Manager is not (A) in violation of its limited liability company agreement or (B) except as would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect, in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound. The execution and delivery of this Agreement by the Manager and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default or Manager Repayment Event (as defined below) under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Manager is a party or by which the Manager or any of its properties is bound, (ii) its limited liability company agreement or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Manager of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Manager or any of its properties, except in the case of clauses (i) and (iii), for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect. As used herein, a “Manager Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Manager prior to its stated maturity.

(4)          Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against the Manager that might reasonably be expected, individually or in the aggregate, to result in a Manager Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Manager of its obligations under this Agreement.

(5)          Accuracy. The information regarding the Manager and its affiliates (other than the Company and its subsidiaries) in the Registration Statement or Prospectus is true and correct in all material respects. As of the date of this Agreement, the Manager has no plan or intention to materially alter its investment allocation policy with respect to the Company as described in the Registration Statement and the Prospectus.

(6)         Absence of Further Requirements.          No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the authorization, execution, delivery or performance by the Manager of this Agreement and the Management Agreement, except that no representation is made as to such as may be required under state or foreign securities laws.

(7)          Possession of Licenses and Permits. The Manager possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; and, except as would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect, and the Manager has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(8)          Investment Advisers Act. The Manager is duly registered as an investment adviser with the Commission. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement and the Prospectus.

(9)          Accounting Controls. The Manager intends to operate under the Company’s system of internal accounting controls in order to provide reasonable assurances that (A) transactions effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(10)          No Unlawful Payments. Neither the Manager nor any of its directors or officers nor, to the knowledge of the Manager, any manager, employee or agent of the Manager, in each case acting on behalf of the Manager, is aware of or has taken, directly or indirectly, any action that has resulted or would result in a violation by any such person of any provision of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(11)         Compliance with Money Laundering Laws. The operations of the Manager are and have been conducted at all times in material compliance with applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Manager with respect to the Anti-Money Laundering Laws is pending or, to the Manager’s knowledge, threatened.

(12)          No Conflicts with Sanction Laws. Neither the Manager nor any of its directors or officers nor, to its knowledge, any manager, agent or employee of the Manager, in each case acting on behalf of the Manager or any of its subsidiaries (if any) is (a) currently the subject of any Sanctions, nor (b) located, organized or resident in a Sanctioned Country; and the Manager will not directly or, to the knowledge of the Manager, indirectly cause the Company to directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) for the purpose of funding or facilitating any activities of or any business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that could result in a violation by any person (including any person participating in the offering of the Securities, whether as an underwriter, agent, advisor, investor or otherwise) of any Sanctions.

(13)        Offering Materials. Without limitation to the provisions of Section 17 hereof, the Manager has not distributed and will not distribute, directly or indirectly (other than through the Agents), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Prospectus and any amendment or supplements thereto that are filed with the Commission and any Permitted Free Writing Prospectuses (as defined in Section 17).

(14)        Authorization of Management Agreement. The Management Agreement has been duly authorized by the Manager and constitutes a valid and binding agreement of the Manager enforceable in accordance with its terms.

(c)          Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries or the Manager (whether signed on behalf of such officer, the Company or such subsidiary or the Manager) and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company, such subsidiary or the Manager, as applicable, to each Agent as to the matters covered thereby.

SECTION 6. Sale and Delivery to the Agents; Settlement.

(a)          Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon an Agent’s acceptance of the terms of a Placement Notice or upon receipt by an Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, such Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that such Agent will be successful in selling Placement Securities, (ii) such Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) such Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by such Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or otherwise in writing.

(b)          Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent at which such Placement Securities were sold, after deduction for (i) such Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to such Agent hereunder pursuant to Section 9(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)          Delivery of Placement Securities. On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the applicable Agent’s or its designee’s account (provided such Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, such Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold such Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to such Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)          Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Agents in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Agents in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

(e)          Black-out Limitations.

(1)          Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct any Agent to offer or sell, any Securities through such Agent as agent (and, by notice to such Agent given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Securities prior to the commencement of the periods referenced below), and no Agent shall be obligated to make any such offer or sale of Securities, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 6(e)(2) hereof, at any time during the period commencing on the 10th Trading Day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(2)          If the Company wishes to offer or sell Securities to an Agent as agent at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent (with a copy to counsel to the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), (ii) provide such Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 7(o), (p) and (q), respectively, hereof, (iii) afford such Agent the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof and (iv) file such Earnings 8-K with the Commission, then the provision of Section 6(e)(1)(ii) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 6(e)(2) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 7(o), (p) and (q), respectively, hereof, and (B) this Section 6(e)(2) shall in no way affect or limit the operation of Section 6(e)(1)(i) hereof, which shall have independent application.

SECTION 7. Covenants of the Company.

The Company covenants with each Agent as follows:

(a)          Compliance with Securities Regulations and Commission Requests. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by an Agent under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company, subject to Section 7(b), will comply with the requirements of Rule 430B and Rule 433 and will notify the Underwriters immediately, and confirm the notice in writing, (i) when the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed or distributed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Agents with a copy of any comment letters and any written responses thereto), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing or any notice from the Commission objecting to the use of the form of the Registration Statement or any post effective amendment thereto, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will use commercially reasonable efforts to prevent the issuance of any such stop order and the occurrence of any such suspension or loss of any qualification of the Securities for offering or sale and any such loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain as soon as possible the lifting thereof.

(b)          Filing of Amendments. The Company will give the Agents notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Agents with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents or counsel for the Agents have reasonably objected in a timely manner.

(c)          Delivery of Registration Statements. The Company has furnished or will deliver to the Agents and counsel for the Agents, without charge, copies of the Registration Statement and any Rule 462(b) Registration Statement and of each amendment thereto (including exhibits filed therewith and copies of all consents and certificates of experts).

(d)          Delivery of Prospectuses. The Company has delivered to each Agent, without charge, as many copies of the Prospectus and any amendments or supplements thereto as such Agent reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Agent, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Agent may reasonably request.

(e)          Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary (or if the Agents or counsel for the Agents shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the Prospectus so that the Registration Statement or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or if the Agents or counsel for the Agents shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Agents to suspend the offering of Placement Securities during such period and of such event or condition and of its intention to file such amendment or supplement (or, if the Agents or counsel for the Agents shall have notified the Company as aforesaid, the Company will promptly notify the Agents of its intention to prepare such amendment or supplement), and the Company will promptly prepare and file with the Commission, subject to Section 7(a) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Agents or counsel for the Agents shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Agents or counsel for the Agents shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Agents to suspend the offering of Placement Securities during such period and of such event or condition and of its intention to file such amendment or supplement (or, if the Agents or counsel for the Agents shall have notified the Company as aforesaid, the Company will promptly notify the Agents of its intention to prepare such amendment or supplement), and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 7(a) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request.

(f)          Blue Sky and Other Qualifications. The Company will use reasonable best efforts, in cooperation with the Agents, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Placement Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents may designate in writing; provided, however, that the Company shall not be obligated to (x) file any general consent to service of process, (y) qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or (z) subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long a period as the Agents may reasonably request for distribution of the Placement Securities.

(g)          Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)          Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)          Listing. The Company will use reasonable best efforts to effect the listing of the Securities on the NYSE.

(j)          Notice of Other Sales. During the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, the Company shall provide the applicable Agent notice in writing, specifying the nature and the date of such proposed sale, at least two Trading Days before it issues, offers, sells, contracts to sell, sells any option or contract to purchase, purchases any option or contract to sell, assigns, pledges, hypothecates, grants any option, right or warrant to purchase, lends or otherwise transfers or disposes of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (“Related Securities”) having an aggregate sale price of at least $1,000,000, or (B) enter into any swap, hedge, short sale, derivative, put or call or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or Related Securities having an aggregate sale price of at least $1,000,000. Notwithstanding the provisions set forth in the immediately preceding sentence, the Company may, without the prior written consent of the Agents, (1) issue Securities to the Agents pursuant to this Agreement, (2) issue shares, and options to purchase shares, of Common Stock and restricted stock units pursuant to stock option plans, stock purchase or other equity incentive plans described in the Registration Statement and the Prospectus, (3) issue shares of Common Stock upon the exercise of stock options or the vesting of restricted stock units, in each case, issued under stock option or other equity incentive plans referred to in clause (2) above, as those plans are in effect on the date of this Agreement, or upon the exercise of convertible securities outstanding on the date of this Agreement, as those convertible securities are in effect on the date of this Agreement, (4) issue shares of Common Stock or Related Securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus and (5) issue shares of Common Stock pursuant to any dividend reinvestment or direct stock purchase plan that the Company has in effect or may adopt from time to time, provided that the implementation of such new plan is disclosed to the applicable Agent in advance. Any lock-up provisions relating to a transaction in which the Company sells Securities directly to an Agent as principal will be set forth in the separate written agreement containing the terms and conditions of such sale.

(k)          Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents pursuant to this Agreement during such fiscal quarter.

(l)           Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by each of the Agents or their respective agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(m)          Disclosure of Sales. The Company will, if applicable, disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Securities.

(n)          Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time the Company:

(1)          files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement (other than a prospectus supplement relating solely to an offering of securities other than the Placement Securities) or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(2)          files an annual report on Form 10-K under the 1934 Act;

(3)          files a quarterly report on Form 10-Q under the 1934 Act; or

(4)          files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the 1934 Act (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) shall be a “Representation Date”);

each of the Company and the Manger shall furnish the Agents with a certificate, in the form attached hereto as Exhibit G-1 and G-2, respectively, within three Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or an Agent sells any Placement Securities, each of the Company and the Manager shall provide the Agents with a certificate, in the form attached hereto as Exhibit G-1 and G-2, respectively, dated the date of the Placement Notice.

(o)          Legal Opinions. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three Trading Days of each Representation Date (excluding Representation Date with regard to the time the Company files its quarterly reports on Form 10-Q if and only if the Company has consummated an underwritten public offering of Common Stock (the “Prior Underwritten Offering”) within 30 days subsequent to the filing of such quarterly report on Form 10-Q and customary legal opinions and letters for an underwritten offering were delivered to the underwriters in connection with such Prior Underwritten Offering; provided that if an Agent was not an underwriter in such Prior Underwritten Offering, each counsel that delivered a legal opinion or letter in such Prior Underwritten Offering will furnish to such Agent a reliance letter to the effect that such Agent may rely on such prior opinion or letter to the same extent as if it were addressed and delivered to such Agent as of the date thereof) with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(n) for which no waiver is applicable, the Company shall cause to be furnished to the Agents the opinion and negative assurance letter, each dated the date it is delivered, of Simpson Thacher & Bartlett LLP, counsel for the Company, in form and substance reasonably satisfactory to the Agents, together with signed or reproduced copies of such opinion and letter for each of the other Agents, to the effect set forth in Exhibits D-1 and D-2 hereto, and the opinions, each dated the date it is delivered, of Hunton Andrews Kurth LLP, special tax counsel to the Company, and of Venable LLP, special Maryland counsel to the Company, each in form and substance reasonably satisfactory to the Agents, together with signed or reproduced copies of such opinion for each of the other Agents, to the effect set forth in Exhibits E and F hereto, respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on a prior opinion or letter delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p)          Accountant’s Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(n) for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agents letters (the “Comfort Letters”), dated the date that the Comfort Letter is delivered, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement, and the Prospectus, as amended and supplemented to the date of such letter.

(q)          Opinion of Counsel for the Agents. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(n) for which no waiver is applicable, the Agents shall have received the favorable written opinion of Clifford Chance US LLP, counsel for the Agents, dated the date it is delivered, with respect to such matters as the Agents may reasonably request.

(r)          Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Agents; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the 1934 Act; and provided further, that the Company will not take any action prohibited by Regulation M under the 1934 Act in connection with such bids or purchases.

(s)          Real Estate Investment Trust. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2019 and its subsequent taxable years, unless the Company’s Board of Directors determines in good faith that it is no longer in the best interest of the Company and its stockholders to so qualify.

(t)          1940 Act. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an investment company under the 1940 Act.

(u)          No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance in writing by the Company and an Agent in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than such Agent in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by such Agent as principal or agent hereunder.

(v)          Sarbanes-Oxley Act. The Company and its subsidiaries will use commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(w)          Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Agents and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(x)          Replacement Registration Statement. At any time before or after the third anniversary of the initial effective date of the December Registration Statement, the Company may file a new registration statement (a “Replacement Registration Statement”) with the Commission and a prospectus supplement (the “Replacement Prospectus”), in form and substance satisfactory to the Agents. The Company shall promptly notify the Agents in writing of the effectiveness of the Replacement Registration Statement and the filing of the Replacement Prospectus and, following delivery of such notice, references herein to the “Registration Statement” and “Prospectus” shall refer to such Replacement Registration Statement and Replacement Prospectus, as applicable, in lieu of the Registration Statement and Prospectus as defined herein or any predecessor Replacement Registration Statement and Replacement Prospectus, as the case may be.

SECTION 8. Covenants of the Manager.

The Manager covenants with each Agent as follows:

(a)          Market Activities. The Manager will not, directly or indirectly, (i) take any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Agents.

SECTION 9. Payment of Expenses.

(a)          Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including expenses related to the following matters: (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the printing and delivery to the Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the issuance and delivery of the Placement Securities to the Agents, including any stock or other transfer taxes and any stamp or other taxes or duties payable upon the sale, issuance or delivery of the Placement Securities to the Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of the Blue Sky survey and any supplements thereto (provided that with respect to fees of counsel to the Agents, the amount reimbursed shall in no event exceed $5,000), (vi) the preparation, printing and delivery to the Agents of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing, as may, in each case, be reasonably requested for use in connection thereto and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Agents of copies of the Blue Sky survey and any supplements thereto and any costs associated with electronic delivery of any of the foregoing to the Agents, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review, if any, by FINRA of the terms of the sale of the Securities (provided that with respect to fees and disbursements of counsel to the Agents, the amount reimbursed shall in no event exceed $35,000), (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE and (xi) if Securities having an aggregate offering price of $5,000,000 or more have not been offered and sold under this Agreement, or pursuant to a separate underwritten offering of Common Stock with respect to which the Agents acted as underwriters, by the one year anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agents for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents incurred by the Agents in connection with the transactions contemplated by this Agreement (the “Expenses”); provided, however, that the Expenses reimbursed pursuant to this clause (xi) shall in no event exceed $50,000. The Expenses shall be due and payable by the Company to the Agents within five Trading Days of the Determination Date.

(b)          Termination of Agreement. If this Agreement is terminated by the Agents in accordance with the provisions of Section 10 or Section 14(a)(i) hereof, the Company shall reimburse the Agents severally on demand for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of Clifford Chance US LLP in an amount not to exceed $50,000, that shall have been incurred by them in connection with the proposed placement of the Securities; provided, however, that if a number of Securities having an aggregate sale price of $5,000,000 have been offered and sold under this Agreement, or pursuant to a separate underwritten offering of Common Stock with respect to which the Agents acted as underwriters, prior to such termination, the Company shall not be responsible for the reimbursement contemplated by this Section 9(b).

SECTION 10. Conditions of Agents’ Obligations.

The obligations of the several Agents hereunder with respect to a Placement are subject to the accuracy of the representations and warranties of the Company and the Manager contained in this Agreement, or in certificates signed by any officer of the Company or any subsidiary of the Company or the Manager (whether signed on behalf of such officer, the Company or such subsidiary or the Manager) delivered to the Agents or counsel to the Agents pursuant to this Agreement, to the performance by the Company and the Manager of their other respective obligations hereunder, and to the following further conditions:

(a)          Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).

(b)          No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus that has not been filed with the Commission or that the Commission has not otherwise been satisfied in respect of its request; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)          Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission and incorporated or deemed to be incorporated therein by reference, there shall not have been any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(e)          Opinion of Counsel for Company. The Agent shall have received the favorable opinions and negative assurance letter of counsel for the Company, required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinions and negative assurance letter are required pursuant to Section 7(o).

(f)          Representation Certificates. The Agent shall have received the certificates required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificates are required pursuant to Section 7(n).

(g)          Accountant’s Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(p) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(p).

(h)          Approval of Listing. The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.

(i)          No Objection. Prior to the issuance of any Placement Notice, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the placement terms and arrangements.

(j)          No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(k)          Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Agents or counsel for the Agents may otherwise reasonably request.

(l)          1933 Act Filings Made. All filings with the Commission required by Rule 424 to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m)          Termination of Agreement. If any condition specified in this Section 10 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent by written notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 9 hereof and except that, in the case of any such termination of this Agreement, Sections 5, 11, 12, 13 and 21 hereof shall survive such termination of this Agreement and remain in full force and effect. Any such termination shall have no effect on the obligations of any other Agent under this Agreement.

SECTION 11. Indemnification.

(a)          Indemnification by the Company. The Company agrees to indemnify and hold harmless each Agent, its officers, directors, employees, partners, members, affiliates and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)          against any and all loss, liability, claim or damage arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim or damage to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating or defending against any such loss, liability, claim, damage or litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents through the Agents expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Agents as aforesaid consists of the information described as such in Section 11(b) hereof.

(b)          Indemnification by the Agents. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 11, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing) in reliance upon and in conformity with written information furnished to the Company by such Agents expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or in any amendment or supplement to any of the foregoing). The Company hereby acknowledges and agrees that the information furnished to the Company by the Agents through the Agents expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of names of the Agents.

(c)          Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder. Counsel to the indemnified parties shall be selected as follows: counsel to the Agents and the other indemnified parties referred to in Section 11(a) above shall be selected by the Agents; and counsel to the Company and the other indemnified parties referred to in Section 11(b) above shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Agents and the other indemnified parties referred to in Section 11(a) above, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company and the other indemnified parties referred to in Section 11(b) above, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 11 or Section 12 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 11, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 12. Contribution.

If the indemnification provided for in Section 11 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Agent on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the applicable Agent on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as other equitable considerations.

The relative benefits received by the Company on the one hand and the applicable Agent on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company from the sale of the Securities pursuant to this Agreement and the total commissions received by the applicable Agent in connection therewith bear to the aggregate gross sales price of such Securities.

The relative fault of the Company on the one hand and the applicable Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agent on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 12, no Agent shall be required to contribute any amount in excess of the amount by which the total commissions received by such Agent with respect to the offering of the Securities pursuant to this Agreement exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 12, each affiliate, officer, director, and employee of any Agent, and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and the Manager, each director or manager of the Company and the Manager, as applicable, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Agents’ respective obligations to contribute pursuant to this Section 12 are several and not joint.

SECTION 13. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Agents or counsel to the Agents pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent, any officer, director, employee, partner, member or agent of any Agent or any person controlling any Agent, or by or on behalf of the Company, any officer, director or employee of the Company or any person controlling the Company and shall survive delivery of and payment for the Securities

SECTION 14. Termination of Agreement.

(a)          Termination; General. Each Agent, as to itself, may terminate this Agreement, by written notice to the Company, as hereinafter specified at any time (i) if there has been, at any time on or after the date of this Agreement or since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development involving a prospective material adverse change that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which on financial markets is such as to make it, in the judgment of the Agents, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended by the Commission or the NYSE, or (B) trading generally on the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market, has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the NYSE exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)          Termination by the Company. The Company shall have the right, by giving three days’ notice to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 14(b), any outstanding Placement Notices (each as amended by the corresponding Acceptance, if applicable) shall also be terminated.

(c)          Termination by an Agent. Each Agent, as to itself, shall have the right, by giving three days’ notice to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 14(c), any outstanding Placement Notices (each as amended by the corresponding Acceptance, if applicable) applicable to such Agent shall also be terminated. Any such termination shall have no effect on the obligations of any other Agent under this Agreement.

(d)          Automatic Termination. Unless earlier terminated pursuant to this Section 14, this Agreement shall automatically terminate upon the issuance and sale of the Maximum Amount of the Securities through the Agents on the terms and subject to the conditions set forth herein.

(e)          Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(b), 14(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f)          Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)          Liabilities. If this Agreement is terminated pursuant to this Section 14, such termination shall be without liability of any party to any other party except as provided in Section 9 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 11, Section 12, Section 13, and Section 21 hereof shall survive such termination and remain in full force and effect.

SECTION 15. Notices.

Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to Wells Fargo Securities at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate, fax no. 212-214-5918; Goldman Sachs at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; Morgan Stanley at Morgan Stanley & Co. LLC, Attn: Equity Syndicate Desk, with a copy to the Legal Department 1585 Broadway New York, New York 10036; and KKR Capital Markets at KKR Capital Markets LLC, 9 West 57th Street, New York, New York 10019, Attention: Legal Department, fax no. 212‑750-0003; and notices to the Company or the Manager shall be directed to it at KKR Real Estate Finance Trust Inc., 9 West 57th Street, Suite 4200, New York, New York, 10019 Attention: Legal Department, fax no. 212‑750-0003, with a copy to Simpson Thacher & Bartlett LLP, Attention: Joseph H. Kaufman, fax no. 212-455-2502 (with such fax to be confirmed by telephone to 212-455-2948).

SECTION 16. Parties.

This Agreement shall each inure to the benefit of and be binding upon the Agents, the Company, the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Company, the Manager and their respective successors and the controlling persons and other indemnified parties referred to in Sections 11 and 12 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Company, the Manager and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. Governing Law and Time.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Effect of Headings.

The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Capital Stock” means any Common Stock or other capital stock of the Company.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Existing Financing Agreements” means (i) the Amended and Restated Master Repurchase and Securities Contract, dated as of April 7, 2017, among KREF Lending I LLC and Wells Fargo Bank, National Association, as amended by Amendment No. 1, dated September 20, 2017, the Maximum Amount Upsize Option Confirmation Letter, dated September 26, 2018, and Amendment No. 2, dated November 28, 2018, (ii) the Amended & Restated Master Repurchase Agreement, dated as of November 1, 2017, among KREF Lending III LLC, KREF Lending III TRS LLC and Goldman Sachs Bank USA, as amended by Amendment No. 1, dated July 31, 2018, and Amendment No. 2, dated October 31, 2018, (iii) the Master Repurchase and Securities Contract Agreement, dated as of December 6, 2016, between Morgan Stanley Bank, N.A. and KREF Lending IV LLC, as amended by Omnibus Amendment, dated as of November 10, 2017, and Amendment No. 1, dated December 31, 2018, (iv) the Credit Agreement, dated as of December 20, 2018, among KREF Holdings X LLC, KKR Real Estate Finance Holdings L.P., Morgan Stanley Senior Funding, Inc. and the lenders party thereto, (v) the Indenture, dated as of May 18, 2018, by and between the Company and the Bank of New York Mellon Trust Company, (vi) the Indenture, dated as of November 28, 2018, by and among KREF 2018-FL1 Ltd., KREF 2018-FL1 LLC, KREF CLO Loan Seller LLC, Wilmington Trust, National Association and Wells Fargo Bank, National Association, and (vii) the Loan and Servicing Agreement, dated as of April 11, 2018, among KREF Holdings VII LLC, KREF Lending VII LLC, PNC Bank, National Association, Midland Loan Services, a division of PNC Bank, National Association, the Initial Lender, and KKR Capital Markets LLC, each as amended, supplemented or restated, as of the date hereof, if applicable, and in each case including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated as of the date hereof, if applicable.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit H hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

 “Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 429,” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules of the 1933 Act Regulations.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents incorporated by reference therein and the information otherwise deemed to be a part thereof pursuant to Rule 430B.

“Subject Instruments” means the Existing Financing Agreements and all other instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Termination Event” means any event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

 “1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include (i) the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Underwriters and (ii) the documents incorporated by reference therein, as of the effective date of the Registration Statement, the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to the foregoing, as the case may be.

SECTION 20. Permitted Free Writing Prospectuses.

The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Agents, it will not make, any offer relating to the Placement Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided that the prior written consent of the Agents shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit H hereto. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit H hereto are Permitted Free Writing Prospectuses.

SECTION 21. Absence of Fiduciary Relationship.

Each of the Company and the Manager acknowledge and agree that:

(a)          each of the Agents is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement, and no fiduciary or advisory relationship between the Company or the Manager, on the one hand, and any of the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Agents has advised or is advising the Company or the Manager on other matters;

(b)          the public offering prices of the Securities were not, and will not be, established by any Agent;

(c)          it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)          it is aware that the Agents and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Manager and that none of the Agents has any obligation to disclose such interests and transactions to the Company or the Manager by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)          it waives, to the fullest extent permitted by law, any claims it may have against any of the Agents for breach of fiduciary duty or alleged breach of fiduciary duty relating to the transactions contemplated by this Agreement and agrees that none of the Agents shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim.

SECTION 22. Research Analyst Independence.

The Company and the Manager acknowledge that the Agents’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Agents’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Manager hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Company or the Manager may have against the Agents with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Manager by such Agents’ respective investment banking divisions. The Company and the Manager acknowledge that each of the Agents is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 23. Trial By Jury.

The Company, the Manager and each of the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 24. Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

[Signature Page Follows.]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Manager a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Company and the Manager in accordance with its terms.

Very truly yours,

KKR REAL ESTATE FINANCE TRUST INC.

By	/s/ Christen E. Lee
Name: Christen E. Lee
Title: Co-Chief Executive Officer and Co-President

KKR REAL ESTATE FINANCE MANAGER LLC

By	/s/ Christen E. Lee
Name: Christen E. Lee
Title: Co-Chief Executive Officer and Co-President

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By	/s/ Lear Beyer
Authorized Signatory

[Signature Page to Equity Distribution Agreement]

GOLDMAN SACHS & CO. LLC

By	/s/ Matthew Leavitt
Authorized Signatory

[Signature Page to Equity Distribution Agreement]

MORGAN STANLEY & CO. LLC

By	/s/ Michael Occi
Authorized Signatory

[Signature Page to Equity Distribution Agreement]

KKR CAPITAL MARKETS LLC

By	/s/ David Bauer
Authorized Signatory

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EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	KKR Real Estate Finance Trust Inc.

Cc:	[` ]

To:	[ ]

Subject: Equity Distribution—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between KKR Real Estate Finance Trust Inc. (the “Company”) and Wells Fargo Securities, LLC (“Wells Fargo Securities”), Goldman Sachs & Co. LLC (“Goldman Sachs”),  Morgan Stanley & Co. LLC (“Morgan Stanley”) and KKR Capital Markets LLC (“KKR Capital Markets”) dated February 22, 2019 (the “Agreement”), I hereby request on behalf of the Company that [●] sell up to [●] shares of the Company’s common stock, par value $0.01 per share, at a minimum market price of $[●] per share.

The daily issuance of the above referenced common shares should not represent any more than [●]% of the Company’s daily trading volume on any given day, and should be issued between [●] and [●].

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE AGENT, AND/OR THE CAPACITY IN WHICH THE AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

Sincerely,

Name
Title

3

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

B-1

EXHIBIT C

SIGNIFICANT SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity	Names of General Partners/Managing Members/Sole Shareholder
KKR Real Estate Finance Holdings L.P.	Delaware	Limited Partnership	KKR Real Estate Finance Trust Inc.
KREF Lending I LLC	Delaware	Limited Liability Company	KREF Holdings I LLC
KREF Lending III LLC	Delaware	Limited Liability Company	KREF Holdings III LLC
KREF Lending IV LLC	Delaware	Limited Liability Company	KREF Holdings IV LLC
KREF Capital LLC	Delaware	Limited Liability Company	KKR Real Estate Finance Holdings L.P.
KREF Securities Holdings, LLC	Delaware	Limited Liability Company	KKR Real Estate Finance Holdings L.P.
KREF Lending VII LLC	Delaware	Limited Liability Company	KREF Holdings VII LLC
KREF 2018-FL1 Ltd.	Cayman Islands	Corporation	KREF CLO Holdings LLC

C-1

EXHIBIT D-1

FORM OF OPINION OF COMPANY COUNSEL

D-1

EXHIBIT D-2

FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY COUNSEL

D-2

EXHIBIT E

FORM OF TAX COUNSEL OPINION

E-1

EXHIBIT F

FORM OF MARYLAND COUNSEL OPINION

F-2

EXHIBIT G-1

COMPANY OFFICERS’ CERTIFICATE

Each of Christen E.J. Lee, Co-Chief Executive Officer and Co-President, and Mostafa Nagaty, Chief Financial Officer and Treasurer, of KKR Real Estate Finance Trust Inc. (the “Company”), pursuant to Section 7(n) of the Equity Distribution Agreement dated February 22, 2019, among the Company, KKR Real Estate Finance Manager LLC, and Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and KKR Capital Markets LLC (the “Agreement”), does hereby certify on behalf of the Company, and not in the undersigned’s individual capacity, as follows:

(i)          There has not been, since the date of the Agreement or of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business;

(ii)          The representations and warranties of the Company in the Agreement are true and correct at and as of the date hereof with the same force and effect as if expressly made at and as of the date hereof;

(iii)         The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof under or pursuant to the Agreement; and

(iv)         No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

Capitalized terms used and not defined herein have the meanings ascribed to them in the Agreement.

 This Certificate may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

Simpson Thacher & Bartlett LLP and other counsel to the Company, and Clifford Chance US LLP, as counsel to the Agents, are entitled to rely on this certificate in connection with the respective opinions such firms are rendering pursuant to the Agreement.

G-3

EXHIBIT G-2

MANAGER OFFICERS’ CERTIFICATE

Each of Christen E.J. Lee, Co-Chief Executive Officer and Co-President, and Mostafa Nagaty, Chief Financial Officer and Treasurer, of KKR Real Estate Finance Manager LLC (the “Manager”), pursuant to Section 7(n) of the Equity Distribution Agreement dated February 22, 2019, among the Manager, KKR Real Estate Finance Trust Inc. (the “Company”), Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and KKR Capital Markets LLC (the “Agreement”), does hereby certify on behalf of the Manager, and not in the undersigned’s individual capacity, as follows:

(v)          There has not been, since the date of the Agreement or of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change that could reasonably be expected to result in a material adverse change in the earnings, business, operations or condition (financial or other) of the Manager;

(vi)         The representations and warranties of the Manager in the Agreement are true and correct at and as of the date hereof with the same force and effect as if expressly made at and as of the date hereof; and

(vii)        The Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof under or pursuant to the Agreement.

Capitalized terms used and not defined herein have the meanings ascribed to them in the Agreement.

This Certificate may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

Simpson Thacher & Bartlett LLP and other counsel to the Company, and Clifford Chance US LLP, as counsel to the Agents, are entitled to rely on this certificate in connection with the respective opinions such firms are rendering pursuant to the Agreement.

G-4

EXHIBIT H

ISSUER FREE WRITING PROSPECTUSES

None

H-1

SCHEDULE 40

TAXABLE REIT SUBSIDIARIES

KREF MANAGEMENT UNIT HOLDINGS LLC
KREF LENDING III TRS LLC
KREF FINANCE TRS LLC

H-2